   As filed with the Securities and Exchange Commission on February 25, 1999

                                                  Registration No. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                          --------------------------

                           UNISOURCE WORLDWIDE, INC.
              (exact name of registrant as specified in charter)

       DELAWARE
(State or other jurisdiction of                        13-5369500
incorporation or organization)              (I.R.S. Employer Identification No.)

                               1100 Cassatt Road
                          Berwyn, Pennsylvania 19312
              (Address of principal executive offices)(Zip Code)

                    --------------------------------------

                           UNISOURCE WORLDWIDE, INC.
                            RETIREMENT SAVINGS PLAN
                           (Full title of the Plan)

                           -----------------------
                               Thomas A. Decker
             Senior Vice President, General Counsel and Secretary
                           Unisource Worldwide, Inc.
                               1100 Cassatt Road
                          Berwyn, Pennsylvania 19312
                    (Name and address of agent for service)

                                (610) 296-4470
         (Telephone number, including area code, of agent for service)
                     ------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                    Proposed      Proposed
                                    maximum       maximum
  Title of          Amount          offering      aggregate     Amount of
securities to       to be           price         offering      registration
be registered       registered      per unit      price             fee
--------------------------------------------------------------------------------
Common Stock        10,000,000      $6.765(2)     $67,650,000   $18,806.70
$0.001
par value (1)
--------------------------------------------------------------------------------
Plan Interests         (3)            (3)            (3)             (3)

------------------------

(1) Including all related rights issued or issuable under the Registrant's Rights Agreement.

(2) Calculated in accordance with Rule 457(c) and (h) based upon the February 24, 1999 average of the high and low for Unisource Common Stock on the New York Stock Exchange.

(3) An indeterminate number of plan interests is hereby registered. No additional filing fee is payable thereon, pursuant to Rule 457 (h)(2).

                                    PART I
                                    ------

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information
------------------------

        A prospectus setting forth the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1).

Item 2. Registrant Information and Employee Plan Annual Information
-------------------------------------------------------------------

        The documents incorporated by reference in Item 3 of Part II of this Form S-8 are incorporated by reference in the Section 10(a) prospectus relating to this registration statement. The foregoing documents and all other documents required to be delivered to employees pursuant to Rule 428(b) are available without charge, upon written or oral request, to Unisource Worldwide, Inc., 1100 Cassatt Road, Berwyn, PA 19312, Attn: Corporate Communications Department (telephone number: (610) 296-4470).

                                   PART II
                                   -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
-----------------------------------------------

      The Registrant incorporates by reference herein the following documents:

        a) the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998 (the "10-K");

        b) the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1998; and

        c)  the Registrant's Current Report on Form 8-K dated October 1, 1998

        d)  the Registrant's Current Report on Form 8-K dated October 26, 1998

        e)  the Registrant's Current Report on Form 8-K dated October 29, 1998

        f)  the Registrant's Current Report on Form 8-K dated November 19, 1998

        g)  the Registrant's Current Report on Form 8-K dated January 26, 1999

        h) the "Description of Capital Stock" contained in Registrant's Form 10 filed November 26, 1996

        i) the description of the Rights contained in the Rights Agreement filed as an Exhibit to Registrant's registration statement on Form 8-A filed April 25, 1997.

      The Plan incorporates by reference herein the Plan's Annual Report on Form 11-K for the year ended December 31, 1997 (the "11-K").

      All documents subsequently filed by the Registrant and by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities
---------------------------------

        Not Applicable.

Item 5. Interest of Named Experts and Counsel
---------------------------------------------

        Not Applicable.

Item 6. Indemnification of Directors and Officers
-------------------------------------------------

      The Delaware General Corporation Law (the "DGCL"), under which the Registrant is organized, provides that the Registrant may indemnify persons who incur certain liabilities or expenses by reason of such persons being or having been directors, officers or employees of the Registrant or serving or having served in such capacities or similar capacities at the Registrant's request for other corporations or entities. Pursuant to the DGCL, the Registrant has adopted provisions whereby the Registrant shall indemnify such persons against such liabilities and expenses resulting from suits or other proceedings brought by third persons and against expenses resulting from suits or other proceedings brought in the right of the Registrant.

      As permitted by law, the Registrant has purchased liability insurance policies covering its directors and officers.

Item 7. Exemption from Registration Claimed
-------------------------------------------

      Not applicable.

Items 8. Exhibits
-----------------

      (4) Rights Agreement, between the Registrant and National City Bank (the "Rights Agreement"), the form of which is incorporated herein by reference to the Rights Agreement filed as an exhibit to the Registrant's Registration Statement on Form 8-A.

      (5) Opinion of Morgan, Lewis & Bockius LLP as to the validity of the securities.

      (23)  Consent of Independent Auditors.

      (24) Form of Power of Attorney executed by certain directors of Unisource Worldwide, Inc.

      (99) Unisource Worldwide, Inc. Retirement Savings Plan is incorporated by reference to the Registrant's Registration Statement on Form S-8 for the Retirement Savings Plan as filed with the Commission on December 16, 1996.

      The Registrant has submitted the Plan, and hereby undertakes that it will submit any amendment thereto, to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings
---------------------

        (a)  The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Berwyn, Pennsylvania, on the 25 day of February, 1999.


                                       UNISOURCE WORLDWIDE, INC.


Date:  February 25, 1999               By:  /s/ Richard H. Bogan
                                          --------------------------
                                                (Richard H. Bogan)
                                                President and Chief
                                                 Financial Officer
                                          (Principal Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                      Title                      Date
        ---------                      -----                      ----
  /s/ Ray B. Mundt           Chairman and Chief              February 25, 1999
--------------------------   Executive Officer
     (Ray B. Mundt)          (Principal Executive Officer)
                             and Director

  /s/ Richard H. Bogan       President and Chief             February 25, 1999
--------------------------   Financial Officer
     (Richard H. Bogan)      (Principal Financial Officer)


  /s/ Robert M. McLaughlin   Vice President - Finance        February 25, 1999
--------------------------   (Principal Accounting Officer)
     (Robert M. McLaughlin)

      Gary L. Countryman*
--------------------------   Director                        February 25, 1999
     (Gary L. Countryman)


      Paul J. Darling II*    Director                        February 25, 1999
--------------------------
     (Paul J. Darling II)


     James J. Forese*        Director                        February 25, 1999
--------------------------
     (James J. Forese)


     James P. Kelly*
--------------------------   Director                        February 25, 1999
     (James P. Kelly)


     Dana G. Mead*           Director                        February 25, 1999
--------------------------
     (Dana G. Mead)


     Rogelio G. Sada*        Director                        February 25, 1999
--------------------------
     (Rogelio G. Sada)


     James W. Stratton       Director                        February 25, 1999
--------------------------
     (James W. Stratton)


* By: /s/ Thomas A. Decker
      --------------------
          Thomas A. Decker
          Attorney-in-fact


        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on February 25, 1999.


By:  /s/ Allister H. McCree, Jr.
   -------------------------------
Name: (Allister H. McCree, Jr.)
     -----------------------------
Title: Director - Retirement Plans
      ----------------------------

                               INDEX TO EXHIBITS
                               -----------------


Exhibit
Number                         Exhibits
-------                        --------

      (4) Rights Agreement, between the Registrant and National City Bank (the "Rights Agreement"), the form of which is incorporated herein by reference to the Rights Agreement filed as an exhibit to the Registrant's Registration Statement on Form 8-A.

      (5) Opinion of Morgan, Lewis & Bockius LLP as to the validity of the securities.

      (23)  Consent of Independent Auditors.

      (24) Form of Power of Attorney executed by certain directors of Unisource Worldwide, Inc.

      (99) Unisource Worldwide, Inc. Retirement Savings Plan is incorporated by reference to the Registrant's registration statement on Form S-8 for the Retirement Savings Plan as filed with the Commission on December 16, 1996.